AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                         OAK RIDGE MICRO-ENERGY, INC.

          Pursuant to the provisions of Section 7-110-107(1) of the Colorado Corporations and Associations Act, the undersigned corporation hereby adopts these Restated Articles of Incorporation.

          (a) The name of the corporation is Oak Ridge Micro-Energy, Inc. (the "Corporation").

          (b)  The Restated Articles of Incorporation are as follows:

                                   ARTICLE I
                                   ---------
                                     NAME
                                     ----

          The name of this Corporation is Oak Ridge Micro-Energy, Inc.

                                  ARTICLE II
                                  ----------
                              PERIOD OF DURATION
                              ------------------

          The Corporation shall exist in perpetuity, from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Colorado unless otherwise dissolved according to law.

                                 ARTICLE III
                                 -----------
                            PURPOSES AND POWERS
                            -------------------

          1. Purposes- Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporations and Associations Act.

          2. General Powers- Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporations and Associations Act.

          3. Issuance of Shares- The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                                ARTICLE IV
                                ----------
                              CAPITAL STOCK
                              -------------

          The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of common stock of a par value of one mill ($0.001) per share. Common shares of the Corporation shall carry with them no preemptive right to acquire other or additional shares of the Corporation; and there shall be no cumulative voting of shares.

                                ARTICLE V
                                ---------
                  TRANSACTIONS WITH INTERESTED DIRECTORS
                  --------------------------------------

          No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                  ARTICLE VI
                                  ----------
                             CORPORATE OPPORTUNITY
                             ---------------------

          The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he or she may have to this Corporation.


                                  ARTICLE VII
                                  -----------
                                INDEMNIFICATION
                                ---------------

          The Corporation may indemnify any director, officer, employee, fiduciary or agent of the Corporation to the full extent permitted by the Colorado Corporations and Associations Act as in effect at the time of the conduct by such person.

                                 ARTICLE VIII
                                 ------------
                                  AMENDMENTS
                                  ----------

          The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporations and Associations Act and these Articles of Incorporation.

                                  ARTICLE IX
                                  ----------
                       ADOPTION AND AMENDMENT OF BYLAWS
                       --------------------------------

          The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with Colorado law or these Articles of Incorporation.

                                  ARTICLE X
                                  ---------
                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

          The address of the registered office of the Corporation is 1560 Broadway, Denver, Colorado 80202, and the name of the registered agent at such address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE XI
                                  ----------
                              BOARD OF DIRECTORS
                              ------------------

          The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. The names and addresses of the persons who presently serve as directors until the next annual meeting of shareholders and/or until their successors are elected and shall qualify are as follows:

               Name                     Address
               ----                     -------
            Mark Meriwether             3046 East Brighton Place
                                   Salt Lake City, UT  84121

            John B. Bates               74 Rolling Links Blvd.
                                   Oak Ridge, TN  37830

                                  ARTICLE XII
                                  -----------
                          LIMITATION OF LIABILITY OF
                          --------------------------
                   DIRECTORS TO CORPORATION AND SHAREHOLDERS
                   -----------------------------------------

          No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Colorado Corporation and Association Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith;
(d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation Colorado Corporation and Association Section 7-109-102 and/or Colorado Corporation and Association Section 7-109-103.

                                 ARTICLE XIII
                                 ------------
                      STOCKHOLDER ACTION WITHOUT MEETING
                      ----------------------------------

          Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 ARTICLE XIV
                                 -----------
              RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES
              ---------------------------------------------------

          The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

            End of Amended and Restated Articles of Incorporation
            -----------------------------------------------------

          (c) The Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation of the Corporation, except for references to current applicable provisions of the Colorado Corporations and
               Associations Act.

          (d) The Restated Articles of Incorporation were adopted by the Board of Directors without shareholder action pursuant to
               Section 7-110-107(1) of the Colorado Corporations and Associations Act.

          IN WITNESS WHEREOF, I, Mark Meriwether, President of the Corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this 30th day of September, 2002.

                                   OAK RIDGE MICRO-ENERGY, INC.

                                   By /s/ Mark Meriwether
                                   ----------------------
                                   Mark Meriwether, President